BBX Capital Corporation Reports Financial Results

For the Third Quarter 2019

FORT LAUDERDALE, Florida – November 1, 2019 – BBX Capital Corporation (NYSE: BBX, OTCQX: BBXTB) (“BBX Capital” or the “Company”) reported today its financial results for the quarter ended September 30, 2019.

Selected highlights of BBX Capital’s consolidated financial results include:

Third Quarter 2019 Compared to Third Quarter 2018:

•	Total consolidated revenues of $255.1 million vs. $254.4 million
•	Net income attributable to shareholders of $22.4 million vs. $6.2 million
•	Diluted earnings per share of $0.24 vs. $0.06
•	Free cash flow of $50.1 million vs. $17.7 million (1)
•	Adjusted EBITDA of $52.1 million vs. $22.1 million (2)
(1)

See the supplemental tables included in this release for a reconciliation of BBX Capital’s cash flow from operating activities to free cash flow, which is defined as cash provided by operating activities less capital expenditures for property and equipment.

(2)	See the supplemental tables included in this release for a reconciliation of BBX Capital’s net income to Adjusted EBITDA.

Balance Sheet as of September 30, 2019 Compared to December 31, 2018

•	Total consolidated assets of $1.8 billion vs. $1.7 billion
•	Total shareholders' equity of $556.7 million vs. $549.6 million
•	Fully diluted book value per share of $5.77 vs. $5.70 (1)
(1)	Fully diluted book value per share is shareholders’ equity divided by the number of Class A and Class B common shares outstanding plus unvested restricted stock awards as of period end

During the quarter ended September 30, 2019, the Company repurchased approximately 1.4 million shares of its Class A Common Stock for $7.0 million pursuant to the share repurchase program approved by the Company’s Board of Directors in June 2017. As of September 30, 2019, the Company had repurchased approximately 3.3 million shares of its Class A Common Stock for $18.9 million under the June 2017 repurchase program.

Alan B. Levan, Chairman and Chief Executive Officer of BBX Capital Corporation, commented, “The third quarter of 2019 reflects our ongoing objectives to increase intrinsic value for our shareholders, to position our segments for long-term growth, and to streamline our business verticals. During the quarter, we realized our investment in our Altis at Bonterra joint venture, which resulted in earnings of $29.1 million and cash proceeds of $46.0 million. In addition, Bluegreen remained focused on its ongoing growth initiatives, including the addition of vacation package sales kiosks in seven Cabela’s locations and the addition of inventory and sales office space at the Fountains Resort in Orlando, Florida. Further, as part of our ongoing efforts to streamline our business verticals, we exited our operations as a franchisee of MOD Pizza restaurants in Florida.”.

“As we have stated each quarter, since many of BBX Capital’s assets do not generate income on a regular or predictable basis, our objective continues to be long term growth as measured by increases in book value and intrinsic value over time,” Levan concluded.

---------------

For more complete and detailed information regarding BBX Capital and its financial results, business, operations, investments and risks, please see BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, upon filing with the SEC.

Non-GAAP Financial Measures: The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, System-wide Sales of VOIs, and Free Cash Flow. Please see the supplemental tables herein for how these terms are defined and for reconciliations of such measures to the most comparable GAAP financial measures.

***

The following selected information relates to the operating activities of Bluegreen Vacations,  BBX Capital Real Estate,  Renin, and IT’SUGAR.

Bluegreen Vacations -  Selected Financial Data

Selected highlights of Bluegreen Vacations’ financial results include:

Third Quarter 2019 Compared to Third Quarter 2018:

•	Sales of Vacation Ownership Interests (“VOIs”) of $66.3 million vs. $70.7 million
•	System-wide sales of VOIs of $170.4 million vs. $173.3 million (1)
•	Other fee-based services revenue of $33.7 million vs. $31.1 million
•	Income before income taxes of $30.4 million vs. $32.5 million
•	Adjusted EBITDA of $37.0 million vs. $34.9 million (2)
•	Free cash flow of $34.7 million vs. $13.3 million (3)
(1)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s Sales of VOIs to System-wide sales of VOIs.
(2)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s net income to Adjusted EBITDA.
(3)	See the supplemental tables included in this release for a reconciliation of Bluegreen’s cash flow from operating activities to free cash flow.

In addition to BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2018,  more complete and detailed information regarding Bluegreen Vacations and its financial results, business, operations, and risks can be found in Bluegreen Vacations’ Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which are available to view on the SEC's website, https://www.sec.gov, and on Bluegreen Vacations’ website, www.BluegreenVacations.com.

BBX Capital Real Estate -  Selected Financial Data

Selected highlights of BBX Capital Real Estate’s (“BBXRE”) financial results include:

Third Quarter 2019 Compared to Third Quarter 2018:

•	Revenues of $1.1 million vs. $8.3 million
•	Equity in net earnings of unconsolidated real estate joint ventures of $28.5 million vs. $0.4 million
•	Income before income taxes of $29.1 million vs. $1.9 million

BBXRE’s results for the quarter ended September 30, 2019 as compared to the same 2018 period reflect  an increase in equity in earnings of unconsolidated joint ventures primarily due to the Altis at Bonterra joint venture’s sale of its 314 unit multifamily apartment community located in Hialeah, Florida. As a result of the sale, BBXRE recognized $29.1 million of equity earnings and received approximately $46.0 million of distributions from the joint venture during the third quarter of 2019.

Renin - Selected Financial Data

Selected highlights of Renin’s financial results include:

Third Quarter 2019 Compared to Third Quarter 2018:

•	Trade sales of $16.4 million vs. $15.3 million
•	Gross margin of $3.5 million vs. $3.0 million
•	Gross margin percentage of 21.04% vs. 19.73%
•	Income before income taxes of $479,000 vs. $693,000
•	Adjusted EBITDA of $0.9 million vs $1.3 million (1)
(1)	See the supplemental tables included in this release for a reconciliation of Renin’s net income to Adjusted EBITDA.

Renin’s operating results for the quarter ended September 30, 2019 as compared to the same 2018 period reflect an increase in trade sales due to higher sales volume from Renin’s retail channel customers and an improvement in Renin’s gross margin percentage, which reflects lower cost of manufactured products and a barn door product promotion in 2018 that was not repeated in 2019, partially offset by the impact of tariffs on products imported from China. These improvements were offset by an increase in selling, general and administrative expenses primarily due to consulting expenses and higher employee compensation expenses associated with performance bonuses.

IT’SUGAR- Selected Financial Data

Selected highlights of IT’SUGAR’s financial results include:

Third Quarter 2019 Compared to Third Quarter 2018:

•	Trade sales of $24.7 million vs. $22.7 million
•	Gross margin of $10.8 million vs. $10.4 million
•	Gross margin percentage of 43.67% vs. 46.01%
•	Income before income taxes of $1.2 million vs. $1.6 million
•	Adjusted EBITDA of $2.4 million vs $2.7 million (1)
(1)	See the supplemental tables included in this release for a reconciliation of IT’SUGAR’s net income to Adjusted EBITDA.

IT'SUGAR's operating results for the quarter ended September 30, 2019 as compared to the same 2018 period reflect a net increase in trade sales and gross margin primarily due to the opening of new locations during the fourth quarter of 2018 and the first nine months of 2019, including the FAO Schweetz location in New York City and the Grand Bazaar location in Las Vegas. These increases were offset by a net increase in selling, general, and administrative expenses primarily due to expenses associated with IT’SUGAR’s new locations,  executive severance expense, and costs related to the closure of certain store locations.

IT’SUGAR anticipates opening a 21,000 square foot, three-story flagship location at American Dream, a three million square foot shopping and entertainment complex in New Jersey, during the fourth quarter of 2019.

Other Investments

The Company also has other investments in various operating businesses that generated aggregate losses before income taxes of $6.3 million and $2.7 million during the three months ended September 30, 2019 and 2018,  respectively.  The aggregate losses for the three months ended September 30, 2019 includes $4.0 million of impairment losses recognized in connection with the Company’s exit of its operations as a franchisee of MOD Pizza restaurant locations in Florida, as the Company terminated its area development and franchise agreements with MOD Pizza, transferred seven of its restaurant locations to MOD Pizza, and closed its remaining two locations during the third quarter of 2019.

---

About BBX Capital Corporation: BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB) is a Florida-based diversified holding company whose principal investments include Bluegreen Vacations Corporation (NYSE: BXG), BBX Capital Real Estate, Renin, and IT’SUGAR.   For additional information, please visit www.BBXCapital.com.

About Bluegreen Vacations Corporation: Bluegreen Vacations Corporation (NYSE: BXG) is a leading vacation ownership company that markets and sells vacation ownership interests (VOIs) and manages resorts in popular leisure and urban destinations. The Bluegreen Vacation Club is a flexible, points-based vacation ownership plan with approximately 219,000 owners, 69 Club and Club Associate Resorts and access to nearly 11,400 other hotels and resorts through partnerships and exchange networks as of September 30, 2019. Bluegreen Vacations also offers a portfolio of comprehensive, fee-based resort management, financial, and sales and marketing services, to or on behalf of third parties. Bluegreen is approximately 90% owned by BBX Capital Corporation (NYSE: BBX) (OTCQX: BBXTB), a diversified holding company. For further information, visit www.BluegreenVacations.com.

BBX Capital Corporation Contact Info:

Investor Relations: Leo Hinkley, Managing Director, Investor Relations Officer

954-940-5300,  Email: LHinkley@BBXCapital.com

Media Relations Contacts: Kip Hunter Marketing, 954-765-1329, Nicole Lewis / Shannon O’Malley Email: nicole@kiphuntermarketing.com,  shannon@kiphuntermarketing.com

###

This press release contains forward-looking statements based largely on current expectations of BBX Capital or its subsidiaries that involve a number of risks and uncertainties.  All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements.  Forward-looking statements may be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import.  The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein.  Forward-looking statements are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control and the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made.  This press release also contains information regarding the past performance of the Company, its subsidiaries and their respective investments and operations, and the reader should note that prior or current performance is not a guarantee or indication of future performance.  Future results could differ materially as a result of a variety of risks and uncertainties. Some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which the Company operates, including the resort development and vacation ownership industries in which Bluegreen operates, the development, operation, management and investment in residential and commercial real estate, the home improvement industry in which Renin operates, and the sugar and confectionery industry in which IT’SUGAR operates. Risks and uncertainties include, without limitation, the risks and uncertainties affecting BBX Capital and its subsidiaries, and their respective results, operations, markets, products, services and business strategies, including risks associated with the ability to successfully implement currently anticipated plans and generate earnings, long term growth, and increased value; the risk that BBX Capital’s efforts to streamline its businesses and reduce losses may not be successful or achieve the anticipated or desired benefits; the performance of entities of which BBX Capital has acquired or in which it has made investments may not be profitable or perform as anticipated; the risk that BBX Capital is dependent upon dividends from its subsidiaries, principally Bluegreen, to fund its operations and that its subsidiaries may not be in a position to pay dividends at current levels, if at all, dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments, and may be subject to declaration by such subsidiary’s board of directors or managers; the risks relating to acquisitions, including acquisitions in diverse activities, including the risk that they will not perform as expected and will adversely impact the Company’s results; risks relating to the monetization of BBX Capital’s legacy assets; and risks related to litigation and other legal proceedings involving BBX Capital and its subsidiaries.  The Company’s investment in Bluegreen Vacations Corporation exposes the Company to risks of Bluegreen’s business including risks relating to its ability to increase VOI sales and profitability and risks inherent in the vacation ownership industry,  risks relating to its operations, its relationships with its strategic partners and its ability to successfully grow new marketing partnerships and alliances, risks that Bluegreen’s marketing alliances will not contribute to growth or be profitable, risks that the expansion of the Bass Pro/Cabela’s marketing channels will not be successful or occur as anticipated; as well as other risks relating to the ownership of Bluegreen’s common stock, including those described in Bluegreen’s Annual and Quarterly Reports filed with the SEC. In addition, with respect to BBX Capital Real Estate, Renin, IT’SUGAR, and its other investments in operating businesses,  the risks and uncertainties include risks relating to the real estate market and real estate development, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, risks related to the concentration of investments with the same joint venture partner, and the risk that contractual commitments may not be completed on the terms provided or at all; risks relating to acquisition and performance of operating businesses, including integration risks, risks regarding achieving profitability, foreign currency transaction risk, goodwill and other intangible impairment risks, risks relating to restructurings and restated charges, and the risk that assets may be disposed of at a loss. Reference is also made to the other risks and uncertainties described in BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which will be available on the SEC's website, https://www.sec.gov, and on BBX Capital’s website, www.BBXCapital.com, upon filing with the SEC.  The Company cautions that the foregoing factors are not exclusive, and that the reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made.

###

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended September  30, 2019 (in thousands):

Revenues:	Bluegreen	BBX Capital Real Estate	Renin	IT'SUGAR	Other	Reconciling Items and Eliminations	Segment Total
Sales of VOIs	$66,318	-	-	-	-	-	66,318
Fee-based sales commissions	60,478	-	-	-	-	-	60,478
Other fee-based services	33,744	-	-	-	-	-	33,744
Cost reimbursements	21,111	-	-	-	-	-	21,111
Trade sales	-	-	16,442	24,678	6,541	(1)	47,660
Sales of real estate inventory	-	370	-	-	-	-	370
Interest income	22,081	166	-	-	45	(495)	21,797
Net gains on sales of real estate assets	-	399	-	-	-	-	399
Other revenue	2,146	197	-	15	1,053	(174)	3,237
Total revenues	205,878	1,132	16,442	24,693	7,639	(670)	255,114
Costs and expenses:
Cost of VOIs sold	3,121	-	-	-	-	-	3,121
Cost of other fee-based services	23,746	-	-	-	-	-	23,746
Cost reimbursements	21,111	-	-	-	-	-	21,111
Cost of trade sales	-	-	12,983	13,902	4,976	(1)	31,860
Cost of real estate inventory sold	-	-	-	-	-	-	-
Interest expense	10,388	-	131	24	29	1,298	11,870
Recoveries from loan losses, net	-	(1,821)	-	-	-	-	(1,821)
Impairment losses	-	37	-	-	3,993	-	4,030
Selling, general and administrative expenses	117,159	2,336	2,849	9,567	4,900	11,738	148,549
Total costs and expenses	175,525	552	15,963	23,493	13,898	13,035	242,466
Equity in net earnings of unconsolidated real estate joint ventures	-	28,534	-	-	-	-	28,534
Foreign exchange gain (loss)	-	-	-	-	-	-	-
Income (loss) before income taxes	$30,353	29,114	479	1,200	(6,259)	(13,705)	41,182

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the three months ended September  30, 2018 (in thousands):

	Bluegreen	BBX Capital Real Estate	Renin	IT'SUGAR	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Sales of VOIs	$70,698	-	-	-	-	-	70,698
Fee-based sales commissions	61,641	-	-	-	-	-	61,641
Other fee-based services	31,057	-	-	-	-	-	31,057
Cost reimbursements	16,900	-	-	-	-	-	16,900
Trade sales	-	-	15,330	22,663	5,815	(5)	43,803
Sales of real estate inventory	-	7,478	-	-	-	-	7,478
Interest income	21,531	229	-	-	10	(613)	21,157
Other revenue	378	572	-	99	840	(220)	1,669
Total revenues	202,205	8,279	15,330	22,762	6,665	(838)	254,403
Costs and expenses:
Cost of VOIs sold	11,237	-	-	-	-	-	11,237
Cost of other fee-based services	19,937	-	-	-	-	-	19,937
Cost reimbursements	16,900	-	-	-	-	-	16,900
Cost of trade sales	-	-	12,306	12,236	4,420	(5)	28,957
Cost of real estate inventory sold	-	4,655	-	-	-	-	4,655
Interest expense	9,208	-	157	-	53	1,712	11,130
Recoveries from loan losses, net	-	(443)	-	-	-	-	(443)
Impairment losses	-	193	-	-	-	-	193
Selling, general and administrative expenses	112,407	2,307	2,250	8,962	4,868	12,765	143,559
Total costs and expenses	169,689	6,712	14,713	21,198	9,341	14,472	236,125
Equity in net earnings of unconsolidated real estate joint ventures	-	373	-	-	-	-	373
Foreign exchange gain	-	-	76	-	-	-	76
Income (loss) before income taxes	$32,516	1,940	693	1,564	(2,676)	(15,310)	18,727

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the nine months ended September 30, 2019 (in thousands):

	Bluegreen	BBX Capital Real Estate	Renin	IT'SUGAR	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Sales of VOIs	$186,351	-	-	-	-	-	186,351
Fee-based sales commissions	161,033	-	-	-	-	-	161,033
Other fee-based services	94,015	-	-	-	-	-	94,015
Cost reimbursements	58,705	-	-	-	-	-	58,705
Trade sales	-	-	51,124	63,347	24,250	(16)	138,705
Sales of real estate inventory	-	5,030	-	-	-	-	5,030
Interest income	65,964	631	-	-	130	(1,995)	64,730
Net gains on sales of real estate assets	-	11,395	-	-	-	-	11,395
Other revenue	4,228	1,492	152	241	2,020	(593)	7,540
Total revenues	570,296	18,548	51,276	63,588	26,400	(2,604)	727,504
Costs and expenses:
Cost of VOIs sold	17,541	-	-	-	-	-	17,541
Cost of other fee-based services	66,538	-	-	-	-	-	66,538
Cost reimbursements	58,705	-	-	-	-	-	58,705
Cost of trade sales	-	-	40,989	37,442	16,563	(16)	94,978
Cost of real estate inventory sold	-	2,643	-	-	-	-	2,643
Interest expense	29,955	-	387	81	72	4,184	34,679
Recoveries from loan losses, net	-	(4,206)	-	-	-	-	(4,206)
Impairment losses	-	37	-	-	6,749	-	6,786
Selling, general and administrative expenses	355,041	6,709	8,326	26,645	16,061	35,728	448,510
Total costs and expenses	527,780	5,183	49,702	64,168	39,445	39,896	726,174
Equity in net earnings of unconsolidated real estate joint ventures	-	37,276	-	-	-	-	37,276
Foreign exchange loss	-	-	(24)	-	-	-	(24)
Income (loss) before income taxes	$42,516	50,641	1,550	(580)	(13,045)	(42,500)	38,582

The following supplemental table presents BBX Capital’s Consolidating Statement of Operations (unaudited) for the nine months ended September 30, 2018 (in thousands):

	Bluegreen	BBX Capital Real Estate	Renin	IT'SUGAR	Other	Reconciling Items and Eliminations	Segment Total
Revenues:
Sales of VOIs	$195,412	-	-	-	-	-	195,412
Fee-based sales commissions	167,581	-	-	-	-	-	167,581
Other fee-based services	89,472	-	-	-	-	-	89,472
Cost reimbursements	47,157	-	-	-	-	-	47,157
Trade sales	-	-	47,205	58,967	19,954	(12)	126,114
Sales of real estate inventory	-	17,138	-	-	-	-	17,138
Interest income	63,771	2,064	-	1	105	(2,203)	63,738
Net gains on sales of real estate assets	-	4,802	-	-	-	-	4,802
Other revenue	1,269	2,020	-	134	1,455	(600)	4,278
Total revenues	564,662	26,024	47,205	59,102	21,514	(2,815)	715,692
Costs and expenses:
Cost of VOIs sold	19,838	-	-	-	-	-	19,838
Cost of other fee-based services	53,983	-	-	-	-	-	53,983
Cost reimbursements	47,157	-	-	-	-	-	47,157
Cost of trade sales	-	-	38,454	34,020	15,583	(12)	88,045
Cost of real estate inventory sold	-	11,283	-	-	-	-	11,283
Interest expense	25,470	-	497	-	241	4,661	30,869
Recoveries from loan losses, net	-	(7,258)	-	-	-	-	(7,258)
Impairment losses	-	362	-	-	187	-	549
Selling, general and administrative expenses	315,535	7,175	7,641	25,559	16,541	37,908	410,359
Total costs and expenses	461,983	11,562	46,592	59,579	32,552	42,557	654,825
Equity in net earnings of unconsolidated real estate joint ventures	-	1,165	-	-	-	-	1,165
Foreign exchange gain	-	-	91	-	-	-	91
Income (loss) before income taxes	$102,679	15,627	704	(477)	(11,038)	(45,372)	62,123

The following supplemental table presents Bluegreen’s System-wide sales of VOIs (1) and a reconciliation of Bluegreen’s Sales of VOIs to its System-wide sales of VOIs (unaudited) (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Sales of VOIs	$66,318	70,698	186,351	195,412
Provision for loan losses	16,411	14,453	39,483	35,926
Gross Sales of VOI's	82,729	85,151	225,834	231,338
Plus: Fee-based sales	87,646	88,155	237,793	246,773
System-wide sales of VOIs, net	$170,375	173,306	463,627	478,111

(1)    System-wide Sales of VOIs is a non-GAAP measure and represents all sales of VOIs, whether owned by Bluegreen or a third party immediately prior to the sale. Sales of VOIs owned by third parties are transacted as sales of VOIs in Bluegreen’s Vacation Club through the same selling and marketing process it uses to sell its VOI inventory. Bluegreen considers system-wide sales of VOIs to be an important operating measure because it reflects all sales of VOIs by its sales and marketing operations without regard to whether Bluegreen or a third party owned such VOI inventory at the time of sale. System-wide sales of VOIs should not be considered as an alternative to sales of VOIs or any other measure of financial performance derived in accordance with GAAP or to any other method of analyzing results as reported under GAAP.

The following supplemental table presents BBX Capital’s free cash flow (1) and a reconciliation of cash flow from operating activities to free cash flow (unaudited) (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cash flow from operating activities	$58,100	30,958	60,394	43,587
Capital expenditures for property and equipment	(8,042)	(13,243)	(26,286)	(33,316)
Free cash flow	$50,058	17,715	34,108	10,271

The following supplemental table presents Bluegreen’s free cash flow (1) and a reconciliation of Bluegreen’s cash flows from operating activities to its free cash flow (unaudited) (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cash flow from operating activities	$38,713	22,527	50,325	45,742
Capital expenditures for property and equipment	(3,986)	(9,242)	(18,502)	(24,347)
Free cash flow	$34,727	13,285	31,823	21,395

(1)    Free cash flow is a non-GAAP measure and is defined as cash provided by operating activities less capital expenditures for property and equipment. The Company and Bluegreen focus on the generation of free cash flow. The Company considers free cash flow to be a useful supplemental measure of the Company’s and Bluegreen’s ability to generate cash flow from operations and is a supplemental measure of liquidity.  Free cash flow should not be considered as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of free cash flow may differ from the methodology utilized by other companies. Investors are cautioned that the items excluded from free cash flow are a  significant component in understanding and assessing the Company’s financial performance.

The following supplemental table presents Bluegreen’s EBITDA and Adjusted EBITDA(1) and a reconciliation of Bluegreen’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income	$22,575	24,073	33,392	77,682
Provision for income taxes	7,778	8,443	9,124	24,997
Income before income taxes	30,353	32,516	42,516	102,679
Add/(less):
Interest income (other than interest earned on VOI
notes receivable)	(1,799)	(1,407)	(5,437)	(4,222)
Interest expense (other than interest incurred on debt that is
secured by VOI notes receivable	5,326	4,207	14,564	11,136
Franchise taxes	112	56	171	180
Depreciation and amortization	3,585	3,169	10,453	9,087
Bluegreen EBITDA	37,577	38,541	62,267	118,860
EBITDA attributable to the noncontrolling interest
in Bluegreen/Big Cedar Vacations	(2,364)	(3,637)	(9,339)	(9,521)
(Gain) loss on assets held-for-sale	(166)	18	(2,146)	9
Bass Pro Settlement	-	-	39,121	-
Severance	1,924	-	1,924	751
Adjusted EBITDA	$36,971	34,922	91,827	110,099

(1)  Bluegreen’s EBITDA is defined as earnings or net income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), income and franchise taxes, and depreciation and amortization. For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

Bluegreen’s Adjusted EBITDA is defined as EBITDA adjusted for amounts attributable to noncontrolling interest in Bluegreen/Big Cedar Vacations (in which Bluegreen has a 51% equity interest) and items that the Company believes are not representative of ongoing operating results.    Accordingly, amounts paid, accrued, or incurred in connection with the Bass Pro settlement in June 2019 were excluded in the computation of Adjusted EBITDA for the nine months ended September 30, 2019.

The Company considers Bluegreen’s EBITDA and Adjusted EBITDA to be an indicator of Bluegreen’s operating performance, and they are used to measure Bluegreen’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

The Company considers Bluegreen’s Adjusted EBITDA to be a useful supplemental measure of Bluegreen’s operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of Bluegreen's financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company's computation of Bluegreen’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing Bluegreen’s financial performance.

The following supplemental table presents Renin’s EBITDA and Adjusted EBITDA (1) and a reconciliation of Renin’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income from Renin	$249	518	$879	529
Provision from income taxes	230	175	671	175
Income before income taxes	479	693	1,550	704
Add:
Interest expense	131	157	387	497
Depreciation and amortization	303	492	1,034	1,486
EBITDA	913	1,342	2,971	2,687
Foreign exchange (gain) loss	-	(76)	24	(91)
Adjusted EBITDA	$913	1,266	$2,995	2,596

(1)  Renin’s EBITDA is defined as its earnings, or net income, before taking into account interest expense, income taxes, and depreciation and amortization, including the amortization of product displays provided to customers for marketing purposes that are presented as a reduction of trade sales under GAAP. Renin’s Adjusted EBITDA is defined as EBITDA adjusted for foreign exchange gains and losses, as exchange rates may vary significantly among companies.

The Company considers Renin’s EBITDA and Adjusted EBITDA to be an indicator of Renin’s operating performance, and they are used to measure Renin’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry.

The Company considers Renin’s Adjusted EBITDA to be a useful supplemental measure of Renin’s operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of Renin’s financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company’s computation of Renin’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies, and investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing Renin’s financial performance.

The following supplemental table presents IT’SUGAR’s EBITDA and Adjusted EBITDA (1) and a reconciliation of IT’SUGAR’s net income (loss) to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (loss) from IT'SUGAR	$1,200	1,564	$(580)	(477)
Provision from income taxes	-	-	-	-
Income (loss) before income taxes	1,200	1,564	(580)	(477)
Add/(less):
Interest income	-	-	-	(1)
Interest expense	24	-	81	-
Depreciation and amortization	1,181	1,153	3,313	3,327
EBITDA and Adjusted EBITDA	$2,405	2,717	2,814	2,849

(1)  IT’SUGAR’s EBITDA is defined as earnings or net income, before taking into account interest income, interest expense and depreciation and amortization.

The Company considers IT’SUGAR’s EBITDA and Adjusted EBITDA to be an indicator of IT’SUGAR’s operating performance, and they are used to measure IT’SUGAR’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry.

The Company considers IT’SUGAR’s Adjusted EBITDA to be a useful supplemental measure of IT’SUGAR’s operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of IT’SUGAR’s financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. The Company’s computation of IT’SUGAR’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies, and investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing IT’SUGAR’s financial performance.

The following supplemental table presents BBX Capital’s EBITDA and Adjusted EBITDA (1) and a reconciliation of BBX Capital’s net income to its EBITDA and Adjusted EBITDA (unaudited) (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income	$26,500	11,985	23,514	40,126
Provision for income taxes	14,682	6,742	15,068	21,997
Income before income taxes	41,182	18,727	38,582	62,123
Add/(less):
Interest income (other than interest earned on VOI
notes receivable)	(1,515)	(1,033)	(4,203)	(4,189)
Interest expense (other than interest incurred on debt that is
secured by VOI notes receivable)	11,870	11,130	34,679	30,869
Interest expense on receivable-backed debt	(5,062)	(5,001)	(15,391)	(14,334)
Franchise taxes	112	56	171	180
Depreciation and amortization	5,884	5,657	17,102	16,015
EBITDA	52,471	29,536	70,940	90,664
EBITDA attributable to non-controlling interests	(6,131)	(7,356)	(18,370)	(20,702)
(Gain) loss on assets held-for-sale	(166)	18	(2,146)	9
Foreign exchange (gain) loss	-	(76)	24	(91)
Corporate realignment costs	-	-	-	2,067
Impairment losses - MOD Pizza	3,993	-	6,749	-
Severance	1,924	-	1,924	751
Bass Pro Settlement	-	-	39,121	-
Adjusted EBITDA	$52,091	22,122	98,242	72,698

(1)  BBX Capital’s EBITDA is defined as earnings or net income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), income and franchise taxes, and depreciation and amortization. For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business.

BBX Capital’s Adjusted EBITDA is defined as EBITDA adjusted for amounts attributable to noncontrolling interest in Bluegreen and Bluegreen/Big Cedar Vacations (in which Bluegreen has a 51% equity interest) and items that BBX Capital believes are not representative of ongoing operating results, including restructuring charges and goodwill impairment losses. Accordingly, amounts paid, accrued, or incurred in connection with the Bass Pro settlement in June 2019, as well as impairments of property and equipment and intangible assets related to the Company’s MOD Pizza restaurant locations, were excluded in the computation of Adjusted EBITDA in the applicable 2019 periods.

BBX Capital considers EBITDA and Adjusted EBITDA to be an indicator of BBX Capital’s operating performance, and they are used to measure BBX Capital’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the related depreciation and amortization expense among companies.

BBX Capital considers Adjusted EBITDA to be a useful supplemental measure of its operating performance that facilitates the comparability of historical financial periods.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as an indicator of BBX Capital’s financial performance or as an alternative to cash flow from operating activities as a measure of its liquidity. BBX Capital’s EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing BBX Capital’s financial performance.